                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                         Northstar Computer Forms, Inc.
            (Exact Name of Registrant as Specified in Its Charter)
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            Minnesota                                       41-0882640
----------------------------------------    -----------------------------------
    (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                       Identification No.)

         7130 Northland Circle North, Brooklyn Park, MN     55428
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           (Address of Principal Executive Offices)       (Zip Code)

         Northstar Computer Forms, Inc. Original Directors Option Plan Northstar Computer Forms, Inc. Outside Directors Stock Option Plan
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                           (Full Title of the Plan)

                               Mary Ann Morin
                         7130 Northland Circle North
                           Brooklyn Park, MN  55428
                                 (612) 531-7340
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             (Name, Address and Phone Number of Agent for Service)

                                   Copy to:
                              John C. Levy, Esq.
                 Parsinen Kaplan Levy Rosberg & Gotlieb P.A.
                      100 South Fifth Street, Suite 1100
                            Minneapolis, MN  55402
                                (612) 333-2111

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of           Amount         Proposed        Proposed       Amount of
   Securities          to be          Maximum         Maximum       Registration
      to be          Registered       Offering       Aggregate         Fee
   Registered                           Price         Offering
                                     Per Share(1)      Price
--------------------------------------------------------------------------------
Common Stock,       80,000 shares        $8.00         $640,000       $193.94
par value $.05
per share (2)

Total               80,000 shares        $8.00        $640,000       $193.94
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and based upon the highest price at which options to purchase the shares may be exercised.

(2) Represents shares which may be acquired upon exercise of outstanding stock options.

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating directors as specified by Rule 428(b)(1) under the 1933 Act, as amended (the "1933 Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

(a) the Annual Report of the Registrant on Form 10-KSB for the fiscal year ended October 31, 1997;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the Annual Report referred to (1) above; and

(c) the description of the Registrant's Common Stock contained in its Registration Statement on Form 10 (Reg. No. 0-19056) filed with the Securities and Exchange Commission effective May 6, 1991 pursuant to
     Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents hereafter filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XIV of the Registrant's Bylaws provides that the Registrant shall indemnify its officers and directors in accordance with, and to the extent provided by, Minnesota law. Section 302A.521 of the Minnesota Statutes requires the Registrant to indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in the person's official capacity against judgments, penalties, fines and reasonable expenses (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper personal benefit, reasonably believed that such conduct was in the best interest or was not opposed to the best interest of the Registrant, and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. In addition, Section 302A.521, Subd. 3, of the Minnesota Statutes requires payment or reimbursement by the Registrant, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding, upon receipt by the Registrant of a written affirmation by the person of a good faith belief that the criteria for indemnification had been satisfied and a written undertaking by the person to repay all amounts, if it is ultimately determined that that criteria for indemnification have not been satisfied, and after a decision that the known facts would not preclude indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

5. Opinion of Parsinen Kaplan Levy Rosberg & Gotlieb P.A. as to the shares of Common Stock being registered.

23.1.     Consent of PricewaterhouseCoopers LLP

23.2. Consent of Parsinen Kaplan Levy Rosberg & Gotlieb P.A. (contained in their opinion filed as Exhibit 5).

24.       Power of Attorney (included on signature page hereto)

ITEM 9.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that is meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on December 15, 1998.

                                      NORTHSTAR COMPUTER FORMS, INC.


                                      By: /s/ Mary Ann Morin
                                          -----------------------------
                                          Mary Ann Morin
                                          Controller and Chief Financial Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Ann Morin as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                            Signature
---------                -----                            ---------
Roger T. Bredesen        Chief Executive Officer
                         and Chairman of the Board   /s/ Roger T. Bredesen
                                                     ---------------------------

Dr. Lester A. Wanninger  Director                    /s/ Dr. Lester A. Wanninger
                                                     ---------------------------

John G. Mutschler        Director                    /s/ John G. Mutschler
                                                     ---------------------------

Kenneth E. Overstreet    Executive Vice President
                         and Director                /s/ Kenneth E. Overstreet
                                                     ---------------------------

J.S. Braun               Director                    /s/ J.S. Braun
                                                     ---------------------------

Roy W. Terwilliger       Director                    /s/ Roy W. Terwilliger
                                                     ---------------------------

                                 EXHIBIT INDEX

         Exhibit No.                 Description                     Page
         -----------                 -----------                     ----
             5             Opinion of Parsinen Kaplan Levy
                           Rosberg & Gotlieb P.A. as to the
                           shares of Common Stock being
                           registered.

            23.1           Consent of
                           PricewaterhouseCoopers LLP


            23.2           Consent of Parsinen Kaplan Levy
                           Rosberg & Gotlieb P.A. (contained in
                           their opinion filed as Exhibit 5)

             24            Power of Attorney (included on
                           signature page hereto)